Exhibit B

STRATUS PROPERTIES INC.

NOTICE OF GRANT
OF
RESTRICTED STOCK UNITS
UNDER THE _______ STOCK INCENTIVE PLAN

1.(a)    Pursuant to the Stratus Properties Inc. _____ Stock Incentive Plan (the “Plan”), on ______________, 20__(the “Grant Date”), Stratus Properties Inc., a Delaware corporation (the “Company”) granted ___________ restricted stock units (“Restricted Stock Units” or “RSUs”) to ____________________ (the “Participant”) on the terms and conditions set forth in this Notice and in the Plan.
(b)Defined terms not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.
(c)Subject to the terms, conditions, and restrictions set forth in the Plan and herein, each RSU granted hereunder represents the right to receive from the Company, on the respective scheduled vesting date for such RSU set forth in Section 2(a) of this Notice or on such earlier date as provided in Section 5 of this Notice (the “Vesting Date”), one share (a “Share”) of Common Stock of the Company (“Common Stock”), free of any restrictions, all amounts notionally credited to the Participant’s Dividend Equivalent Account (as defined in Section 4 of this Notice) with respect to such RSU, and all securities and property comprising all Property Distributions (as defined in Section 4 of this Notice) deposited in such Dividend Equivalent Account with respect to such RSU.
(d)As soon as practicable after the Vesting Date (but no later than 30 days from such date) for any RSUs granted hereunder, the Participant shall receive from the Company the number of Shares to which the vested RSUs relate, free of any restrictions, a cash payment for all amounts notionally credited to the Participant’s Dividend Equivalent Account with respect to such vested RSUs, and all securities and property comprising all Property Distributions deposited in such Dividend Equivalent Account with respect to such vested RSUs.
2.(a)    The RSUs granted hereunder shall vest in installments as follows:
Scheduled Vesting Date        Number of RSUs

(b)Until the respective Vesting Date for an RSU granted hereunder, such RSU, all amounts notionally credited in any Dividend Equivalent Account related to such RSU, and all securities or property comprising all Property Distributions deposited in such Dividend Equivalent Account related to such RSU shall be subject to forfeiture as provided in Section 5 of this Notice.
        As amended effective February 11, 2021

3.Except as provided in Section 4 of this Notice, an RSU shall not entitle the Participant to any incidents of ownership (including, without limitation, dividend and voting rights) in any Share until the RSU shall vest and the Participant shall be issued the Share to which such RSU relates nor in any securities or property comprising any Property Distribution deposited in a Dividend Equivalent Account related to such RSU until such RSU vests.
4.From and after the Grant Date of an RSU until the issuance of the Share payable in respect of such RSU, the Participant shall be credited, as of the payment date therefor, with (i) the amount of any cash dividends and (ii) the amount equal to the Fair Market Value of any Shares, Subsidiary securities, other securities, or other property distributed or distributable in respect of one share of Common Stock to which the Participant would have been entitled had the Participant been a record holder of one share of Common Stock at all times from the Grant Date to such issuance date (a “Property Distribution”). All such credits shall be made notionally to a dividend equivalent account (a “Dividend Equivalent Account”) established for the Participant with respect to all RSUs granted hereunder with the same Vesting Date. The Committee may, in its discretion, deposit in the Participant’s Dividend Equivalent Account the securities or property comprising any Property Distribution in lieu of crediting such Dividend Equivalent Account with the Fair Market Value thereof, or may otherwise adjust the terms of the Award as permitted under Section 5(b) of the Plan.
5.(a)    Except as set forth in Section 5(b) and 5(c) of this Notice, all unvested RSUs provided for in this Notice, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall immediately be forfeited on the date the Participant ceases to be an Eligible Individual (the “Termination Date”). In the event of a sale by the Company of its equity interest in a Subsidiary following which such entity is no longer a Subsidiary of the Company, persons who continue to be employed by such entity following such sale shall cease to be Eligible Individuals for purposes of the Plan and this Notice.
(b)Notwithstanding the foregoing, if the Participant ceases to be an Eligible Individual (the “Termination”) by reason of the Participant’s death, Disability, or Retirement, all the unvested RSUs granted hereunder, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall vest as of the Participant’s Termination Date. In the event that the Participant ceases to be an Eligible Individual by reason of the Participant’s Termination by his employer or principal without Cause, the Committee or any person to whom the Committee has delegated authority may, in its or his sole discretion, determine that all or any portion of the unvested RSUs granted hereunder, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall vest as of the Participant’s Termination Date.
(c)If there has been a Change of Control of the Company, and within two years following the date of such Change of Control the Participant ceases to be an Eligible Individual by reason of the Participant’s Termination by his employer or principal without

Cause or Participant’s termination of employment with Good Reason, then the RSUs granted hereunder that have not yet vested, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall vest as of the Participant’s Termination Date.
6.The RSUs granted hereunder, any amounts notionally credited in the Participant’s Dividend Equivalent Accounts, and any securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts are not transferable by the Participant otherwise than by will or by the laws of descent and distribution.
7.All notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, 212 Lavaca Street, Suite 300, Austin, Texas 78701, addressed to the attention of the Secretary; and, if to the Participant, shall be delivered personally or mailed to the Participant at the address on file with the Company. Such addresses may be changed at any time by notice from one party to the other.
8.This Notice is subject to the provisions of the Plan. The Plan may at any time be amended by the Board, except that any such amendment of the Plan that would materially impair the rights of the Participant hereunder may not be made without the Participant’s consent. The Committee may amend this Notice at any time in any manner that is not inconsistent with the terms of the Plan and that will not result in the application of Section 409A(a)(1) of the Code. Notwithstanding the foregoing, no such amendment may materially impair the rights of the Participant hereunder without the Participant’s consent. Except as set forth above, any applicable determinations, orders, resolutions or other actions of the Committee shall be final, conclusive and binding on the Company and the Participant.
9.The Participant is required to satisfy any obligation in respect of withholding or other payroll taxes resulting from the vesting of any RSU granted hereunder or the payment of any securities, cash, or property hereunder, in accordance with procedures established by the Committee, as a condition to receiving any securities, cash payments, or property resulting from the vesting of any RSU or otherwise.
10.Nothing in this Notice shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries, or to interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment relationship with the Company or any of its Subsidiaries at any time.
11.As used in this Notice, the following terms shall have the meanings set forth below.

(a)“Disability” shall have occurred if the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.
(b)“Fair Market Value” shall, with respect to a share of Common Stock, a Subsidiary security, or any other security, have the meaning set forth in the Stratus Properties Inc. Policies of the Committee applicable to the Plan, and, with respect to any other property, mean the value thereof determined by the board of directors of the Company in connection with declaring the dividend or distribution thereof.
(c)“Key Employee” shall mean any employee who meets the definition of “key employee” as defined in Section 416(i) of the Code.
(d)“Retirement” shall mean early, normal or deferred retirement of the Participant under a tax qualified retirement plan of the Company or any other cessation of the provision of services to the Company or a Subsidiary by the Participant that is deemed by the Committee or its designee to constitute a retirement.
12.The RSUs granted hereunder are intended to comply with or be exempt from the requirements of Section 409A of the Code, and shall be interpreted, construed and administered accordingly. If it is determined that the RSUs do not qualify for an exemption from Section 409A of the Code, then in the event vesting is accelerated pursuant to Section 5 and the Participant is a Key Employee, a distribution of Shares issuable to the Participant, all amounts notionally credited to the Participant’s Dividend Equivalent Account, and all securities and property comprising all Property Distributions deposited in such Dividend Equivalent Account due the Participant upon the vesting of the RSUs shall not occur until six months after the Participant’s Termination Date, unless the Participant’s Termination is due to death. Notwithstanding any provision to the contrary herein, all payments to be made upon a termination of employment hereunder may only be made upon a “separation from service” as defined under Section 409A of the Code.
13.The Company may, in its sole discretion, deliver any documents related to the Participant’s current or future participation in the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.

STRATUS PROPERTIES INC.
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